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                                                                    EXHIBIT 3.76

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            CALPINE ONETA POWER, L.P.

      It is hereby certified that:

      FIRST: The name of the limited partnership is:

                            CALPINE ONETA POWER, L.P.

      SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

      The undersigned, a general partner of the partnership, executes this Certificate of Amendment on July 23, 2003.

                              /s/ Lisa M. Bodensteiner
                              Name: Lisa M. Bodensteiner
                              Capacity: Authorized Person
                              On Behalf of: Calpine Oneta Power I, LLC
                                            General Partner

     State of Delaware
     Secretary of State
  Division of Corporations
Delivered 10:01 AM 07/24/2O03
  FILED 08:47 AM 07/24/2003
SRV 030483539 - 3017990 FILE